Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 29, 2012 relating to the financial statements and financial statement schedule of Trina Solar Limited and subsidiaries.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 2, 2013